UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2018

Wyndham Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38432	82-3356232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, the Board of Directors (the “Board”) of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) approved the expansion of the Board to four members, electing James E. Buckman to serve as a member of the Board, effective immediately, with Geoffrey A. Ballotti, Paul F. Cash and David B. Wyshner, who were previously appointed to the Board. Mr. Buckman was also appointed to serve as a member of Wyndham Hotels’ Audit Committee effective immediately.

The Board also approved the expansion of the Board to eight members, with Stephen P. Holmes, Myra J. Biblowit, Bruce B. Churchill, Mukul V. Deoras, the Right Honourable Brian Mulroney, and Pauline D.E. Richards becoming members of the Board, effective as of immediately following and subject to the completion of the previously announced distribution of Wyndham Hotels common stock to Wyndham Worldwide Corporation (“Wyndham Worldwide”) stockholders (the “Distribution”) to effect the proposed spin-off of Wyndham Worldwide’s hotel group business. Paul F. Cash and David B. Wyshner, who have been serving as members of the Board, resigned as Directors of Wyndham Hotels effective as of and subject to the completion of the Distribution.

In addition, the Board appointed the following individuals as members of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee, effective as of immediately following the completion of the Distribution and conditional upon the occurrence thereof (except in the case of Mr. Buckman’s appointment to the Audit Committee):

Audit Committee Pauline D.E. Richards (Chair) James E. Buckman Bruce B. Churchill Mukul V. Deoras Stephen P. Holmes	Corporate Governance Committee Myra J. Biblowit (Chair) Mukul V. Deoras The Right Honourable Brian Mulroney Pauline D.E. Richards
Compensation Committee The Right Honourable Brian Mulroney (Chair) Myra J. Biblowit James E. Buckman Bruce B. Churchill	Executive Committee Stephen P. Holmes (Chair) Geoffrey A. Ballotti James E. Buckman

Biographical information regarding each of the foregoing directors can be found in the section titled “Management” in Wyndham Hotels’ information statement filed as Exhibit 99.1 to Amendment No. 1 to Wyndham Hotels’ Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2018 (the “Information Statement”).

Each non-employee director of the Board will receive compensation pursuant to the non-employee director compensation program of Wyndham Hotels which is expected to be substantially consistent with Wyndham Worldwide’s current non-employee director compensation program as disclosed in the section titled “Executive and Director Compensation” in the Information Statement. None of the foregoing Directors has any interest in any transaction reportable under Regulation S-K Item 404(a) and there is no arrangement or understanding with any person pursuant to which these directors were selected to serve as members of the Board.

Item 8.01                                           Other Events.

On May 9, 2018, Wyndham Worldwide announced that its board of directors approved the Distribution. Wyndham Worldwide’s board of directors set the record date for the Distribution as the close of business on May 18, 2018. The Distribution is expected to occur on May 31, 2018. Wyndham Worldwide stockholders will receive one share of Wyndham Hotels common stock for each share of Wyndham Worldwide common stock they own as of the record date.

Wyndham Hotels previously filed with the Commission a registration statement on Form 10 (as amended, the “Registration Statement”). On May 9, 2018, the Commission declared the Registration Statement effective.

On May 9, 2018, the Board approved a share repurchase plan, effective as of immediately following, and conditional upon, the Distribution. Under the plan, Wyndham Hotels will be able to repurchase up to and including $300 million of outstanding Wyndham Hotels common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

	By:	/s/ Nicola Rossi
	Name:	Nicola Rossi
	Title:	Chief Accounting Officer

Date: May 11, 2018